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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       January 14, 2014

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (01/12)

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Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 14, 2014, we raised the salary of Thomas J. Paup, our Senior Vice President – Finance and CFO, to $225,000 per year, pursuant to a letter agreement amending Mr. Paup’s employment agreement. A copy of this letter agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Letter agreement between the Registrant and Thomas J. Paup dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
Name:	Robert S. Ehrlich
Title:	Chairman and CEO
Dated:           January 14, 2014